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                                                                    EXHIBIT 23






We have issued our report dated February 25, 1998 for the year ended December 31, 1997, and our report dated February 28, 1997 for the years ended December 31, 1996 and 1995 accompanying the consolidated financial statements of SPD Technologies, Inc. and subsidiaries included in this Form 8-K/A. We hereby consent to the incorporation by reference of said reports in the Registration Statements of L-3 Communications Holdings, Inc. on Form S-8 (File No. 333-64389 effective September 25, 1998 and File No. 333-59281 effective July 17, 1998).


                                              /s/ Grant Thornton LLP




New York, New York
October 26, 1998